UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MENLO THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Delaware	45-3757789
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
200 Cardinal Way, 2nd Floor
Redwood City, California 94063
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-222324
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered
Menlo Therapeutics Inc. (the “Registrant”), hereby incorporates by reference the description of its Common Stock to be registered hereunder contained under the heading “Description of Capital Stock” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-222324), as originally filed with the Securities and Exchange Commission (the “Commission”) on December 28, 2017, and as subsequently amended by any amendments to such Registration Statement (the “Registration Statement”), and in the prospectus to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 19, 2018	MENLO THERAPEUTICS INC.

	By:	/s/ Steven Basta
Steven Basta
President and Chief Executive Officer